Exhibit 32
Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
with Respect to the Quarterly Report on Form 10-Q
for the Period ended March 31, 2010
of Dover Corporation
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Dover Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 23, 2010	/s/ Robert A. Livingston
Robert A. Livingston
President and Chief Executive Officer

Dated: April 23, 2010	/s/ Brad M. Cerepak
Brad M. Cerepak
Vice President, Finance & Chief Financial Officer (Principal Financial Officer)

The certification set forth above is being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.